================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                             GN GREAT NORDIC LTD.,

                          GN ACQUISITION CORPORATION

                                      and

                              HELLO DIRECT, INC.

                                  dated as of

                                October 4, 2000



================================================================================

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          AGREEMENT AND PLAN OF MERGER, dated as of October 4, 2000, by and among GN Great Nordic Ltd., a Danish corporation ("Parent"), GN Acquisition
                                                   ------
Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Parent (the "Purchaser"), and Hello Direct, Inc., a Delaware corporation (the
             ---------
"Company").
 -------

          WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, it is proposed that the Purchaser make the Offer (as defined in Section 1.1 hereof) to acquire all shares of the issued and outstanding common stock, par value $ 0.001 per share, of the Company (referred to herein as either the "Shares" or "Company Common Stock");
                                   ------      --------------------

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, the Purchaser and the Company have approved this Agreement and the Merger (as defined below) following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms
                                                       ----
and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated by this Agreement, including the Offer and the Merger (the "Transactions"), upon the terms and subject to the conditions set forth
      ------------
herein; and

          WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

          Section 1.1  The Offer.  (a)  Provided that this Agreement shall not
                       ---------
have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall have occurred and be continuing, as promptly as practicable and in any event within ten (10) business days of the date hereof, the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the
                                                  ------------
"Offer") to purchase for cash all Shares at a price of $16.40 per Share, net to
 -----
the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there
                                            -----------
being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares beneficially owned by Parent or the Purchaser, represents at least a majority of the Shares outstanding on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any outstanding convertible securities of the Company or upon the exercise of any outstanding options, warrants or other rights granted by the Company) (the "Minimum Condition") and to the other
                                     -----------------
conditions set forth in Annex A hereto. Subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the Minimum Condition and the other conditions of the Offer set forth in Annex A, and subject to the Purchaser's right to extend the Offer as provided in this Section 1.1, the Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered pursuant to the Offer as soon as it is legally permitted to do so under applicable law. The obligations of the Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in
                        -----------------
this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Purchaser expressly reserves the right to modify the terms of the Offer or waive any condition to the Offer, except that the Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought in the Offer, impose additional conditions to the Offer, or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof), provided, however, that if on the initial scheduled
                    --------  -------
expiration date of the Offer (as it may be extended), all condi-
tions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the Offer, provided, further,
                                                             --------  -------
that no such extension pursuant to this sentence shall extend the Offer beyond November 30, 2000 unless (i) any applicable waiting period under the HSR Act (as hereinafter defined) or any foreign antitrust, investment or competition law or regulation has not expired or terminated, or (ii) such extension is required by any rule, regulation, interpretation or position of the United States Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the
                              ---
Offer. Notwithstanding the foregoing, in no event shall the Offer be extended beyond December 31, 2000. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company. If, immediately prior to the expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer constitute more than the Minimum Condition but less than ninety percent (90%) of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed ten (10) business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer. Following expiration of the Offer, the Purchaser may, in its sole discretion, provide a subsequent offering period (a "Subsequent
                                                                      ----------
Offering Period") in accordance with Rule 14d-11 under the Exchange Act.
---------------

          (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO
                                                 -----------
will include the summary term sheet required thereby and, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer
                                                                          -----
Documents").  Parent and the Purchaser further agree to take all steps necessary
---------
to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and the Purchaser, on the one hand, and the Company, on the other hand, agree to correct promptly any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and any written or oral responses thereto.

             (c) Subject to applicable law and the rules and regulations of The Nasdaq Stock Market, Inc., in the event that, following a Subsequent Offering Period, if any, the Purchaser has acquired less than ninety percent (90%) of the Shares, but not less than seventy-five percent (75%) of the Shares, the parties agree that they shall enter into a Stock Option Agreement (the "Stock Option
                                                                ------------
Agreement"), on customary terms, pursuant to which the Company shall grant to
---------
the Purchaser an option to purchase that number of Shares equal to the number of Shares that, when added to the number Shares owned by the Purchaser and its affiliates immediately following expiration of the Subsequent Offering Period, shall constitute ninety percent (90%) of the Shares then outstanding on a fully diluted basis.

           Section 1.2  Company Actions.
                        ---------------

             (a) The Company has been advised that each of its directors and executive officers who own Shares currently intend either to tender their Shares pursuant to the Offer or to vote in favor of the Merger.

             (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary
                       --------------
duties of the Company's directors under applicable law as advised by its legal counsel and to any applicable provisions of this Agreement, contain the recommendation referred to in clause (iii) of Section 3.3(b) hereof. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any written comments the

Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and any written responses thereto.

             (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and of those persons becoming record holders subsequent to such date, and shall furnish the Purchaser with such information and assistance as the Purchaser or its agents may reasonably request (including updated lists of recordholders of Shares and any available computer files, containing the names and addresses thereof) in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

           Section 1.3  Directors.
                        ---------

             (a) Promptly upon the purchase of and payment for any Shares by Parent or any of its subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company (the "Board") as is equal to the product of the total number of directors on the Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding. The Company shall, upon request of Parent, use its reasonable best efforts promptly either to increase the size of its Board of Directors, including by amending the By-laws of the Company if necessary to so increase the size of the Board of Directors, or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or appointed to the Company's Board of Directors, and shall use its reasonable best efforts to cause Parent's designees to be so elected or appointed at such time. At such time, the Company shall, upon the request of Parent, also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1(c)) of the Company and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a) (subject to Parent's timely notification to the Company of such information as is necessary to fulfill such obligations), including mailing to stockholders (together with the Schedule 14D-9 if Parent has then provided the necessary information) the information required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or appointed to the Company's Board of Directors. Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (b) In the event that Parent's designees are elected to the Company's Board of Directors, until the Effective Time, the Company shall cause its Board of Directors to have at least three directors who are directors on the date hereof (the "Independent Directors"), provided that if any Independent Directors
             ---------------------
may not serve due to death or disability, the remaining Independent Directors (or Independent Director, if there is only one remaining) shall be entitled to designate another person or persons who served as a director on the date hereof to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate three persons who were directors on the date hereof to fill such vacancies and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees constitute a majority of the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, (iii) amend the Certificate of Incorporation or By-laws of the Company or (iv) take any other action of the Company's Board of Directors under or in connection with this Agreement; provided, that if there shall be no Independent Directors as a result of such
--------  ----
persons'
deaths, disabilities or refusal to serve, such actions may be effected by majority vote of the entire Board of Directors of the Company.

           Section 1.4  The Merger.
                        ----------

             (a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (i) the Purchaser shall be merged with and into the
-------
Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth
           ----------------------
in the DGCL.

             (b) The Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

             (c) The By-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

          Section 1.5  Effective Time.  Parent, the Purchaser and the Company
                       --------------
will cause an appropriate Certificate of Merger (the "Certificate of Merger") to
                                                      ---------------------
be executed and filed on the date of the Closing (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."
                                             --------------

          Section 1.6  Closing.  The closing of the Merger (the "Closing") will
                       -------                                   -------
take place at 10:00 a.m., Pacific Daylight Time, on a date to be specified by the
parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing
                                                                        -------
Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525
----
University Avenue, Palo Alto, CA 94301, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7  Directors and Officers of the Surviving Corporation.  The
                       ---------------------------------------------------
directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

          Section 1.8  Subsequent Actions.  If at any time after the Effective
                       ------------------
Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or the Purchaser, acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

           Section 1.9  Stockholders' Meeting.
                        ---------------------

             (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                      (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably
                                       ---------------
     practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                      (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement")
                                                             ---------------
     to be mailed to its stockholders;

                      (iii) subject to the applicable provisions of this Agreement, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

                      (iv) use its reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL to effect the Merger.

             (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.10  Merger Without Meeting of Stockholders. Notwithstanding
                        --------------------------------------
Section 1.9 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least ninety percent (90%) of the out standing shares of each class of capital stock of the Company entitled to vote on the Merger, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article VI hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.


                                  ARTICLE II

                           CONVERSION OF SECURITIES

          Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                       ---------------------------
by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $.001 per share, of the Purchaser (the "Purchaser Common Stock"):
                    ----------------------

             (a)  Purchaser Common Stock. Each issued and outstanding share of
                  ----------------------
the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

             (b)  Cancellation of Treasury Stock and Parent-Owned Stock. All
                  -----------------------------------------------------
shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

             (c)  Conversion of Shares.  Each issued and outstanding share of
                  --------------------
Company Common Stock (other than shares to be cancelled in accordance with
Section 2.1(b) hereof and other than Dissenting Shares (as defined in Section
2.3 hereof)) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "Merger
                                                              ------
Consideration").  From and after the Effective Time, all such shares of Company
-------------
Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest.

           Section 2.2  Exchange of Certificates.
                        ------------------------

             (a)  Paying Agent. Parent shall designate a bank or trust company
                  ------------
to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c) hereof. Prior to the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and the Purchaser shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

             (b)  Exchange Procedures.  Promptly after the Effective Time, the
                  -------------------
Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares
                                                 ------------
were converted pursuant to Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not payable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.

             (c)  Transfer Books; No Further Ownership Rights in Company Common
                  -------------------------------------------------------------
Stock.  At the Effective Time, the stock transfer books of the Company shall be
-----
closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

             (d)  Termination of Fund; No Liability. At any time following six
                  ---------------------------------
(6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed (or of which disbursement is not pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of the Merger Consideration in respect of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of Shares two (2) years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

           Section 2.3  Dissenting Shares.
                        -----------------

             (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger
-------------------
Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with the provisions of Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

             (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to share in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

          Section 2.4  Company Option Plans.  Parent and the Company shall take
                       --------------------
all actions necessary to provide that, effective as of the Effective Time, (i) each outstanding Warrant (as defined in Section 3.2) and each outstanding employee stock option, stock equivalent right or right to acquire Shares granted under the Company's 1992 Stock Option Plan, the 1995 Director Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan (the "Option Plans,")
                                                                ------------
whether or not such Warrant, option or right is then exercisable or vested (each such Warrant, option or right, an "Option"), shall be cancelled and (ii) in
                                   ------
consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to such holders of Options, whether or not then exercisable or vested, an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Option (which, in the case of any stock equivalent right, shall be zero) and (B) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes). As of the Effective Time, the Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be cancelled. The Company shall (i) use its reasonable best efforts to obtain any required consents from holders of Options and (ii) take all other action necessary to ensure that, after the Effective Time, no person shall have any right under the Option Plans or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof. Notwithstanding any other provision of this Section 2.4, payment may be withheld in respect of any Option until such necessary consent with respect to such Option is obtained.

          Section 2.5  Withholding Rights.  Each of the Surviving Corporation
                       ------------------
and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in forms, reports, schedules, statements and other documents filed by the Company since December 31, 1999, under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), and filed
                                                --------------
prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof, collectively, the "Company SEC
                                                              -----------
Documents"), but excluding for these purposes all disclosure relating to risk
---------
factors and any forward-looking statements contained in any Company SEC Documents, the Company represents and warrants to Parent and the Purchaser as follows:

           Section 3.1  Organization; Subsidiaries.
                        --------------------------

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse
                                                  ------------------------
Effect" shall mean any material adverse effect on the business, operations,
------
properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to consummate the Transactions, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) a change in the market price or trading volume of Company Common Stock, (ii) conditions affecting the economy of the United States of America as a whole, or (iii) conditions affecting generally the industry in which the Company operates.

             (b) The Company SEC Documents set forth the name and jurisdiction of incorporation of each of the Company's Subsidiaries. Except as set forth in
Schedule 3.1(b), the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity. Except as set forth in Schedule 3.1(b), all the outstanding shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and are validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary to any person except the Company. The Company has heretofore made available to Parent complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of each of the Company's Subsidiaries, as presently in effect.

             (c) Each of the Company's Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Subsidiary" of a person shall mean any corporation or other entity
          ----------
(including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity.

          Section 3.2  Capitalization.  (a)  The authorized capital stock of the
                       --------------
Company consists of 15,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").
                                                            ---------------
As of September 30, 2000, (i) 5,327,128 shares of Company Common Stock were issued and outstanding, (ii) 172,723 shares of Company Common Stock were issued and held in the treasury of the Company, (iii) 1,575,164 shares of Company Common Stock were reserved for issuance under the Options Plans, of which Options to purchase an aggregate of 1,173,835 shares of Company Common Stock were exercisable or, assuming full vesting of such Options, will be exercisable upon consummation of the Merger, and (iv) 25,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants to purchase Company Common Stock (the "Warrants"). As of the date hereof, there are no
                           --------
shares of Preferred Stock issued and outstanding. All the outstanding shares of the

Company's capital stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and
  -----------
outstanding. Except as set forth above, except as set forth in Schedule 3.2 and except for the transactions contemplated by this Agreement (i) there are no shares of capital stock of the Company authorized, issued or outstanding and
(ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as set forth in Schedule 3.2, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary of the Company.

             (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

        Section 3.3 Authorization; Validity of Agreement; Company Action. (a)
                    ----------------------------------------------------
The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary approval of its stock holders for the Merger, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions (other than, with respect to the Merger, obtaining any approval of its stockholders as contemplated by Section 1.9 hereof and the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (b) The Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that each of the Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company; (ii) duly and validly approved and taken all corporate action required to be taken by the Board of Directors to authorize the consummation of the Transactions; and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer and approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.

          Section 3.4  Vote Required.  The affirmative vote of the holders of a
                       -------------
majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and is only necessary in the event that the number of shares of Company Common Stock tendered pursuant to the Offer represents less than ninety percent (90%) of the issued and outstanding shares of Company Common Stock.

           Section 3.5   No Violations; Consents and Approvals.
                         -------------------------------------

             (a) Neither the execution, delivery or performance of this Agreement or, if applicable, the Stock Option Agreement by the Company, nor the consummation by the Company of the Transactions nor compliance by the Company with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Subsidiaries,
(ii) subject to obtaining the Company Required Approvals (as defined below) and the approval of the stockholders of the Company, require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) subject to obtaining the
                        -------------------
Company Required Consents (as defined below), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien, mortgage, security interest, charge, claim or encumbrance of any kind (collectively, a "Lien") upon any of the properties or assets of the Company or
                  ----
its Subsidiaries) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, franchise, concession, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) subject to
                                        ------------------
obtaining the Company Required Approvals, violate any order, writ, injunction, judgment, decree, statute, law, rule, regulation, ordinance, permit or license applicable to the Company or any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults, Liens and failures to obtain filings, permits, authorizations, consents and approvals, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

             (b) No material declaration, filing, permit, consent, registration or notice to or authorization or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Stock Option Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof or thereof, except for declarations, filings, permits, consents, registrations, notices, authorizations and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), foreign antitrust,
                                           -------
investment or competition laws or regulations, state securities or blue sky laws and the DGCL (the "Company Required Approvals"). There are no third party
                   --------------------------
consents required to be obtained under the Company Agreements to consummate the Transactions, except for third party consents set forth on Schedule 3.5(b) hereto (the "Company Required Consents").
              ------------------------

          Section 3.6  SEC Reports and Financial Statements.  The Company has
                       ------------------------------------
filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1999 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Reports"). As of their respective dates
                           -------------------
or, if amended, as of the date of the last such amendment, the Company SEC Reports, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b)
complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company (including the related notes thereto) included in the Company SEC Reports have been prepared from the books and records of the Company and its consolidated Subsidiaries in accordance with United States generally accepted accounting principles ("GAAP") applied on a
                                                         ----
consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof and for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount and the absence of certain footnote disclosures).

          Section 3.7  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
disclosed in the Company SEC Documents filed prior to the date hereof or as set forth on any Schedule hereto, since June 30, 2000, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, (ii) there has not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that have had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries has taken any action that would have been prohibited under Section 5.1 hereof if such section applied to the period between June 30, 2000 and the date of this Agreement.

          Section 3.8  No Undisclosed Liabilities.  Except (i) as disclosed in
                       --------------------------
the Company SEC Documents filed prior to the date hereof, (ii) as disclosed on
Schedule 3.8 hereto and (iii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since June 30, 2000, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have had, or would be reasonably likely to have, a Company Material Adverse Effect.

          Section 3.9  Schedule 14D-9; Offer Documents; Proxy Statement. Neither
                       ------------------------------------------------
the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first mailed to Company stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (or any amendment thereof or supplement thereto), if any, will not, at the date mailed to Company stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made in any of the foregoing documents based on information supplied by Parent or the Purchaser for inclusion therein. The Schedule 14D-9, any such other filings by the Company and the Proxy Statement, if any, will comply as to form in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder.

           Section 3.10  Employee Benefit Plans; ERISA.
                         -----------------------------

           All employee benefit programs, plans, or arrangements (including but not limited to employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")),
                                                              -----
maintained by the Company or any of its ERISA Affiliates (collectively, the "Plans") are in compliance with, and at all times have been administered and
 -----
operated in accordance with, the terms of such Plans and applicable law, except for any failure to so comply, operate or administer the Plans that would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect. The Internal Revenue Service has issued a determination letter to the effect that each such Plan which is intended to be "qualified" within meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") is so qualified (and no circumstances exist that
                       ----
are reasonably expected to result in the revocation of any such determination). Except as set forth in Schedule 3.10 or in written documents made available to Parent or the Purchaser prior to the date hereof, neither the Company, its Subsidiaries nor the ERISA Affiliates maintains or within the last six (6) years has maintained any plan, program or arrangement subject to Title IV of ERISA (a "Title IV Plan"). No event which constitutes a "reportable event" as defined in
 -------------
Section 4043 of ERISA has occurred with respect to any Title IV Plan which presents a material risk of the termination or partial termination of any such Plan or would reasonably be expected to result in a material liability of the Company or any of its Subsidiaries. No Title IV Plan has been terminated in connection with which any liability has been incurred which has not been satisfied in full. Full payment has been made, or provision has been made therefor, of all amounts which the Company or any of its Subsidiaries or ERISA Affiliates were required under the terms of the Plans and applicable law to have paid as contributions to such Plans and no Plan which is subject to Part 3 of Subtitle B of the Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor any of its Subsidiaries has at any time during the prior six (6) years engaged in any nonexempt prohibited transactions in connection with any Plan (or its related trust) with respect to which the Company, any of its Subsidiaries, or any officer, director or employee of the Company or any of its Subsidiaries, would be subject to either a penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code nor, to the knowledge of the Company, will the consummation of the transactions contemplated by this Agreement constitute such a transaction which penalty or tax would, individually or in the aggregate, result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, at any time during the prior six (6) years, incurred any liability under the fiduciary provisions of ERISA, other than any liability that would not individually, or in the aggregate, result in a Company Material Adverse Effect. Except for claims for benefits in the ordinary course of business, no claim, action or litigation has been made, commenced or, to the knowledge of the Company, expressly threatened with respect to any Plan that would, if adversely determined, result in a Company Material Adverse Effect. Except as set forth in Schedule 3.10, neither the Company nor any of its Subsidiaries or ERISA Affiliates has participated in or contributed to or been required to contribute to any multiemployer plan as defined in Section 3(37) of ERISA at any time during the prior six (6) years. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, on the date of the most recent actuarial valuation, the assets of such Plan available to meet the accrued liabilities of such Plan exceeded the projected benefit obligation with respect to the Plan based on the actuarial assumptions most recently used by the Company with respect to the Plan for financial accounting purposes. Except as set forth on Schedule 3.10, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any employee pension benefit plan, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary). The Company is not a party to any agreement, contract or arrangement, or any amendments thereto, that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company has delivered to Parent true and correct copies of any agreement, contract or arrangement, and any amendments thereto, to which the Company is a party, under which the consummation of the transactions contemplated by this Agreement would (either alone or in combination with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the timing of payment or vesting, or trigger any payment of funding or compensation under, or increase the amount payable pursuant to, any Plan. Schedule 3.10 lists each of the Plans. With respect to each Plan, the Company has heretofore delivered or made available to Parent a true and complete copy of the Plan and any amendments thereto, the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with FASB 87. For purposes of this Agreement, "ERISA Affiliate" shall mean, with respect to any trade or business, another trade or business, whether or not incorporated, that is treated under
Section 414(b), (c), (m), or (o) of the Code as part of the controlled group of, under common control with, or a member of an affiliated service group including the first trade or business. Except as set forth on Schedule 3.10, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee coverage under, any Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 1999.

          Section 3.11  Litigation.  Except as set forth in Schedule 3.11, there
                        ----------
is no litigation, arbitration, suit, claim, action, proceeding, investigation or review before any court or arbitrator or by or before any Governmental Entity pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any present or former officer, director or employee of the Company or any of its Subsidiaries (i) which, if adversely decided, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or (ii) which questions or challenges the validity of this Agreement or any action to be taken by the Company or any of its Subsidiaries pursuant to this Agreement or in connection with the Transactions.

          Section 3.12  Environmental Protection. Except as singularly or in the
                        ------------------------
aggregate would not reasonably be expected to result in a Company Material Adverse Effect, (i) the operations of the Company and its Subsidiaries have been and are in compliance with all Environmental Laws (as defined below), (ii) to the knowledge of the Company, there are no pending or threatened actions under or pursuant to

Environmental Laws against the Company or its Subsidiaries or involving any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries, (iii) the Company and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of the Company, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) to the knowledge of the Company, all real property operated or leased by the Company or its Subsidiaries is free of contamination from Hazardous Material (as defined below) that would have an adverse effect on human health or the environment and (v) there is not now, nor, to the knowledge of the Company, has there been in the past, on, in or under any real property leased or operated by the Company or any of its predecessors (a) any underground storage tanks regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (b) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

          As used in this Agreement, "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes, without limitation, 42 U.S.C. (S)(S) 7401 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S)(S) 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
(S)(S) 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq., Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C.
(S)(S) 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

          As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

          As used in this Agreement, "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

          Section 3.13  Taxes.  Except as set forth in Schedule 3.13 hereto, (i)
                        -----
the Company and its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and its Subsidiaries have paid all Taxes that are shown as due on such filed Tax Returns or that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, or, where payment is not yet due, the Company and its Subsidiaries have established (or have had established on their behalf and for their sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books, except with respect to matters contested in good faith or for such amounts that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (iii) as of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings with respect to Taxes or Tax matters relating to the Company or any of its Subsidiaries which, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Company Material Adverse Effect; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its Subsidiaries which, if such deficiencies or claims were finally resolved against the Company or such Subsidiary, would reasonably be expected to have a Company Material Adverse Effect; (v) there are no material liens or claims for Taxes upon the assets of the Company or any of its Subsidiaries, other than liens or claims for current Taxes not yet due and payable and liens or claims for Taxes that are being contested in good faith by appropriate proceedings; (vi) neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code;
(vii) neither the Company nor any of its Subsidiaries has waived any statutory period of limitations for assessment of Tax or agreed to any extension of time with respect to a Tax assessment or deficiency; (viii) neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the
Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (a) in the two (2) years prior to the date of this Agreement or
(b) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the
Code) in connection with the Offer or the Merger and (ix) Schedule 3.13 contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns. "Tax" means (i) all
                                                          ---
federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "Tax Return" means
                                                            ----------
all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

           Section 3.14  Labor and Employment Matters.
                         ----------------------------

             (a) Except as set forth in Schedule 3.14 hereto, since March 28, 1997, neither the Company nor any of its Subsidiaries has been a party to any collective bargaining agreement or other labor agreement with any union or labor organization and there has not, to the knowledge of the Company, been any activity or proceeding of any labor organization or employee group to organize any such employees. Except as set forth in Schedule 3.14; (i) there are no unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board; (ii) there are no labor strikes, slowdowns or stoppages actually pending or threatened against or affecting the Company or any of its Subsidiaries; (iii) there are no representation claims or petitions pending before the National Labor Relations Board and there are no questions concerning representation with respect to the employees of the Company or its Subsidiaries; and (iv) there are no grievance or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement, except, with respect to clauses (i) through (iv), such events as would not, individually or in the aggregate, have a Company Material Adverse Effect.

             (b) Except as set forth in Schedule 3.14, neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting
                                                        --------
any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (ii) a "mass layoff" (as defined in the WARN Act), nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation that could result in a material liability of the Company and its Subsidiaries, taken as a whole.

          Section 3.15  Compliance with Laws.  Other than with respect to
                        --------------------
Environmental or Safety Requirements (which are addressed in Section 3.12), the Company and its Subsidiaries have complied in all respects with all laws and governmental regulations and orders applicable to any of the property owned, leased or used by them, or applicable to their business, except for such non-compliance as would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.15, no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries alleging any violation of such laws, regulations and orders, except for such violations which would not reasonably be expected to have, a Company Material Adverse Effect.

              Section 3.16  Insurance.  As of the date hereof, the Company and
                            ---------
each of its Subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Except as set forth in Schedule 3.16, all policies of insurance providing material coverage in favor of the Company, its Subsidiaries or any of their respective properties and assets are in full force and effect in all material respects, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid and no notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy.

          Section 3.17  Intellectual Property.
                        ---------------------

             (a)  As used herein, the term "Intellectual Property" means all
                                            ---------------------
United States and foreign trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing; patents, mask works, copyrights (including registrations and applications for any of the foregoing); computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any website; confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (such confidential items, collectively "Trade Secrets") held for
                                                      -------------
use or used in the business of the Company or its Subsidiaries as conducted as of the date hereof, or as presently contemplated to be conducted and any licenses to use any of the foregoing.

             (b)  As used herein, the term "License Agreements" means all
                                            ------------------
agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, to which the Company or any of its Subsidiaries is a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue.

             (c)  Except as would not have a Company Material Adverse Effect:

                      (i) except as set forth on Schedule 3.17, the Company or its Subsidiaries own or have the right to use all Intellectual Property, free and clear of all Liens;

                      (ii) except as set forth on Schedule 3.17, the Company has not received written notice from any third party regarding any actual or potential infringement or misappropriation by the Company or any of its Subsidiaries of any intellectual property of such third party, and the Company has no knowledge of any basis for such a claim against the Company or any of its Subsidiaries;

                      (iii) except as set forth on Schedule 3.17, the Company has not received written notice from any third party regarding any material assertion or claim challenging the validity of any Intellectual Property owned or used by the Company or any of its Subsidiaries and the Company has no knowledge of any basis for such a claim;

                      (iv) neither the Company nor any of its Subsidiaries have licensed or sublicensed its rights in any Intellectual Property to unaffiliated third parties, or received or been granted any such rights from unaffiliated third parties, other than pursuant to the License Agreements;

                      (v) except as set forth on Schedule 3.17, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any of its Subsidiaries;

                      (vi) the material License Agreements are valid and binding obligations of the Company or of its Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or of its Subsidiaries or, to the knowledge of the Company, the other party thereto, under any such License Agreement; and

                      (vii) the Company and each of its Subsidiaries takes reasonable measures to protect the confidentiality of Trade Secrets.

          Section 3.18  Opinion of Financial Advisor.  The Company has received
                        ----------------------------
an opinion from William Blair & Company, L.L.C. ("Blair"), dated October 4, 2000, to the effect that, as of such date, the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view, a copy of which opinion has been, or promptly upon receipt thereof will be, provided to Parent. The Company has been authorized by Blair to permit the inclusion of such opinion in its entirety in the Schedule 14D-9 and Proxy Statement, if any. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, other than Blair, that is or will be entitled to any broker's or finder's fee or any other commission from the Company in connection with the transactions contemplated by this Agreement.

          Section 3.19  Anti-Takeover Statutes:  Rights Plan.  (a)  The Company
                        ------------------------------------
has taken all action necessary to exempt the Offer, the Merger, this Agreement, the Stock Option Agreement, if any, and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL. To the knowledge of the Company, no state takeover statute (other than Section 203 of the DGCL, which is inapplicable) is applicable to the transactions contemplated hereby.

             (b) The Company has not entered into, and its Board of Directors has not adopted or authorized the adoption of, a shareholder rights plan or similar agreement.


          Section 3.20  Pending Patent Applications.  The claims of any patent
                        ---------------------------
applications of the Company and its Subsidiaries currently pending in the United States Patent and Trademark Office (the "U.S. Pending Patents"), in each case cover subject matter disclosed in the corresponding patent application or patent applications of the Company and its Subsidiaries currently pending in any of the European Patent Office, any national patent offices of the member states of the European Union, or the national patent office of Japan (the "Foreign Pending Patents"). Except as set forth in Schedule 3.20, the Company is not aware of any reason that would reasonably be expected to prevent any application for any of the U.S. Pending Patents or any of the Foreign Pending Patents from being granted with meaningful scope of coverage.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND THE PURCHASER

          Parent and the Purchaser represent and warrant to the Company as follows:

          Section 4.1  Organization.  Parent is a corporation and the Purchaser
                       ------------
is a corporation, in each case, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Purchaser has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent
                                                                       ------
Material Adverse Effect" shall mean any material adverse affect on the ability
-----------------------
of Parent or the Purchaser to consummate the Offer or the Merger. Parent has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and by-laws, each as amended to date, of Parent and the Purchaser, and such certificates of incorporation and by-laws are in full force and effect.

          Section 4.2  Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation by them of the Transactions, have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser and no other corporate action on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation by them of the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           Section 4.3  No Violations; Consents and Approvals.
                        -------------------------------------

             (a) Neither the execution, delivery or performance of this Agreement or, if applicable, the Stock Option Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the Transactions nor compliance by Parent and the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and the Purchaser,
(ii) subject to obtaining the Company Required Approvals, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any Lien upon any of the properties or assets of Parent or its Subsidiaries) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, franchise, concession, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or
(iv) violate any order, writ, injunction, judgment, decree, statute, law, rule, regulation, ordinance, permit or license applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults, Liens and failures to obtain filings, permits, authorizations, consents and approvals, which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

             (b) No material declaration, filing, permit, consent, registration or notice to or authorization or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Stock Option Agreement by Parent and the Purchaser, the consummation by them of the transactions contemplated hereby or thereby or compliance by them with any of the provisions hereof or thereof, except for declarations, filings, permits, consents, registrations, notices, authorizations and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, foreign antitrust, investment or competition laws or regulations, state securities or blue sky laws and the DGCL.

          Section 4.4  Information in the Offer Documents; Proxy Statement;
                       ----------------------------------------------------
Schedule 14D-9.  The Offer Documents and any other document required to be filed
--------------
by Parent or Purchaser with the SEC in connection with the Offer will comply as to form in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder and, on the date filed with the SEC and on the date first mailed to Company stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company for inclusion in the Offer Documents. None of the information supplied by Parent or the Purchaser for inclusion or incorporation by reference in the Proxy Statement, if any, or the
Schedule 14D-9 or any other SEC filing made by the Company in connection with the Offer will, at the date mailed to Company stockholders and, in the case of the Proxy Statement, if any, at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5  Financing.  At the time of execution of this Agreement,
                       ---------
expiration of the Offer and at the Effective Time, either the Purchaser will have available or Parent will make immediately available the funds necessary to purchase all of the Shares pursuant to the Offer and the Merger and to pay all fees and expenses in connection therewith.

          Section 4.6  Purchaser's Operations.  The Purchaser was formed solely
                       ----------------------
for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

          Section 4.7  Vote Required.  No vote of the holders of any of the
                       -------------
outstanding shares of capital stock of Parent is necessary to approve this Agreement and the Transactions.

          Section 4.8  Ownership of Shares.  As of the date of this Agreement,
                       -------------------
neither Parent nor any of its subsidiaries nor, to the best of its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), any Shares.

          Section 4.9  Compliance.  Neither Parent nor the Purchaser is in
                       ----------
conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to Parent or the Purchaser or by which any property or asset of Parent or the Purchaser is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser is a party or by which Parent or the Purchaser or any property or asset of Parent or the Purchaser is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Parent Material Adverse Effect.


                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Interim Operations of the Company.  The Company covenants
                       ---------------------------------
and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Schedule 5.1, or (iii) as consented to in writing by Parent (such consent not to be unreasonably withheld), after the date hereof, and prior to the Effective Time:

             (a) the business of the Company and each of its Subsidiaries shall be conducted only in the ordinary course consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve its business organization substantially intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners and others having significant business dealings with them;

             (b) the Company shall not, and shall not permit any of its Subsidiaries to: (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except that a wholly owned Subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company; (iii) issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class or Voting Debt of the Company or any of its Subsidiaries, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than shares of Company Common Stock reserved for issuances pursuant to the exercise of Options outstanding on the date hereof; (iv) split, combine or reclassify the outstanding Company Common Stock or any outstanding capital stock of any of the Subsidiaries of the Company or issue or authorize the issuance of any other securities of the Company in respect of, in lieu of or in substitution for shares of its capital stock; (v) except in the ordinary course of business consistent with past practice, take or omit to take any action with respect to any Tax Return, tax accounting period, tax election, tax claim or tax audit if any such action or omission would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of the company or any of its Subsidiaries; or (vi) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or any instrument or security which consists of or includes a right to acquire such shares;

             (c) the Company shall not, and shall not permit any of its Subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business consistent with past practice;

             (d) the Company shall not, and shall not permit any of its Subsidiaries to, acquire or publicly propose to acquire or agree to acquire (i) by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets outside of the ordinary course of business consistent with past practice;

             (e) the Company shall not grant any increase in the compensation payable or to become payable by the Company to any executive officers of the Company, and the Company shall not, and shall not permit any of its Subsidiaries to (i) grant any increase in the compensation payable or to become payable, except for increases in the ordinary course of business consistent with past practice, including in connection with internal promotions, and consistent with past practice, to employees of the Company or its Subsidiaries or any executive officer of the Company's Subsidiaries or enter into or adopt any new, or amend or otherwise increase or accelerate the payment or vesting of any benefit or amount payable or to become payable under any, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, or other contract, agreement, commitment, arrangement, plan, trust fund or policy maintained or contributed to or entered into by the Company or any of its Subsidiaries for the benefit of any employee; or (ii) enter into any employment (other than "at will") or severance agreement with or, except in accordance with the policies and practices of the Company existing on the date hereof with respect to non-executive employees, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

             (f) the Company shall not, and shall not permit any of its Subsidiaries to, other than with respect to contracts terminable upon no more than ninety (90) days notice without penalty, (i) enter into any new contract with a term in excess of twelve (12) months and which is material to the Company and its Subsidiaries, taken as a whole, or (ii) modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which the Company or any of its Subsidiaries is a party, which is material to the Company and its Subsidiaries taken as a whole;

             (g) the Company shall not, and shall not permit any of its Subsidiaries to, change any of the accounting principles used by it except as required by law, rule, regulation or GAAP;

             (h) the Company shall not, and shall not permit any of its Subsidiaries to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

             (i) the Company shall not, and shall not permit any of its Subsidiaries to, amend, renew, terminate or cause to be extended any material lease, agreement or arrangement relating to any of its leased properties or enter into any material lease, agreement or arrangement with respect to any real property;

             (j) the Company shall not, and shall not permit any of its Subsidiaries to, take, or agree to commit to take, any action that would materially impair the ability of the Company, Parent or Purchaser to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation;

             (k) the Company shall not, and shall not permit any of its Subsidiaries to, enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to publicly announce an intention to do any of the foregoing; and

             (l) on or prior to the date on which the Purchaser purchases Shares pursuant to the Offer, the Company shall deliver to Parent a certification signed by an officer of the Company to the effect that the Company is not nor has it been within five (5) years of such date a "United States real property holding corporation" as defined in Section 897 of the Code.

          Section 5.2  HSR Act; Foreign Antitrust Laws.  The Company and Parent
                       -------------------------------
shall cooperate with one another and shall take all reasonable actions necessary to prepare and file as soon as practicable following the date hereof notifications under the HSR Act and any foreign antitrust, investment or competition law or regulation and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any foreign Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any other Governmental Entity in connection with antitrust or competition matters.

          Section 5.3  Access to Information.  Upon reasonable prior notice, the
                       ---------------------
Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all of their respective offices, properties, books, contracts, commitments and records and such financial and operating data as such representatives of Parent may reasonably request; provided, that nothing in this Section 5.3 shall require the Company to
         --------
disclose to Parent or its representatives any information related to any Acquisition Proposal (as defined below) including the terms thereof and the party or parties making such Acquisition Proposal. Unless otherwise required by law and until the Effective Time, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the letter agreement, dated October 27, 1999, as amended by the letter agreement, dated

August 10, 2000, between the Company and Parent (the "Confidentiality
                                                      ---------------
Agreement").
---------

          Section 5.4  Reasonable Best Efforts; Consents and Approvals.  Upon
                       -----------------------------------------------
the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information determined by their respective counsel to be required under the HSR Act and any foreign antitrust, investment or competition law or regulation and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions determined by their respective counsel to be necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, or to provide any required notice to, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

          Section 5.5  No Solicitation.  From the date hereof until the
                       ---------------
termination of this Agreement in accordance with its terms, neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall not authorize and shall use its reasonable best efforts to cause its and each of its Subsidiaries' officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, (i) solicit, initiate or knowingly encourage discussions or negotiations with respect to, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or (iii) enter into any agreement with, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives), in each case concerning any merger, business combination, tender offer, exchange offer, sale of all or substantially all of its business, assets, capital stock or debt securities or similar transactions involving the Company (each, an "Acquisition Proposal"). The Company further agrees that it
                   --------------------
will
immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of the first acceptance of Shares for payment pursuant to the Offer, the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company as determined by the Board in good faith after consultation with outside counsel, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to customary confidentiality agreements containing terms as to confidentiality no less restrictive than the Confidentiality Agreement (as defined in Section 5.3), and may negotiate and participate in discussions and negotiations with such entity or group if (x) such entity or group has submitted an unsolicited bona fide written proposal to the Board of Directors of the Company relating to any such transaction, and such unsolicited proposal did not otherwise result from a material breach of this
Section 5.5, (y) such proposal provides for the acquisition for cash and/or publicly traded securities of all of the outstanding Shares, and (z) the Board of Directors of the Company determines in good faith, after consultation with outside counsel and Blair, or another nationally-recognized independent financial advisor, that such proposal is financially superior to the Offer and the Merger taking into account all the terms and conditions of such proposal and of this Agreement (including any proposal by Parent to amend the terms of the Offer and the Merger in accordance with the terms hereof) and is reasonably capable of being completed, taking into account all financial, legal and other aspects of such proposal. A proposal meeting all of the criteria in the preceding sentence is referred to herein as a "Superior Proposal." Nothing
                                               -----------------
contained in this Section 5.5 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules l4d-9 and l4e-2(a) promulgated under the Exchange Act if, in the good faith judgment of the Company's Board of Directors, after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law. The Company will promptly notify Parent of (i) the identity of any party or parties making an Acquisition Proposal, (ii) all material terms and conditions of any Acquisition Proposal, (iii) any inquiry with respect to any Acquisition Proposal and (iv) any changes to the material terms of any Acquisition Proposal over time, and will otherwise keep Parent apprised of material developments with respect to any Acquisition Proposal. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, in the event that prior to the time of acceptance for payment of Shares pursuant to the Offer, the Board of Directors determines in good faith after consultation with outside counsel that such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, and/or enter into an agreement with respect to a Superior Proposal (a "Subsequent Determination"); provided that if, within four (4)
             ------------------------
business days following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal, and stating that it intends to make a Subsequent Determination, Parent makes an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as such Superior Proposal, then during such four (4) business day period the Company, Parent and Purchaser shall cause their respective legal advisors to negotiate in good faith with the intent of making such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

          Section 5.6  Additional Agreements.  Subject to the terms and
                       ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

          Section 5.7  Publicity.  The initial press release with respect to the
                       ---------
execution of this Agreement shall be a joint press release acceptable to Parent and the Company that shall set forth, at a minimum, the material terms of the Offer, including the Offer Price and the minimum condition. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the Transactions without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange. Any announcement made prior to filing a Schedule TO with the SEC by the Purchaser shall bear the appropriate legend and otherwise comply with federal securities laws.

          Section 5.8  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent to comply with or satisfy any covenant, condition or agreement of any party to be complied with or satisfied by it hereunder; provided, however, that
                                                        -------- --------
the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, and provided, further, that the breaching party shall have up to one (1)
            --------  -------
business day prior to the then scheduled expiration date of the Offer (or, if applicable, the offer in any Subsequent Offering Period) in which to cure such event or failure to the reasonable satisfaction of the non-breaching party.

           Section 5.9  Directors' and Officers' Insurance and Indemnification.
                        ------------------------------------------------------

             (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain indemnification provisions, solely with respect to directors and officers of the Company prior to Effective Time, as set forth in
Schedule 5.9(a) hereto. Such indemnification provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Notwithstanding the foregoing, in the event that the Surviving Corporation or any successor corporation is merged with and into Parent, Parent's certificate of incorporation and by-laws shall not be required to contain the indemnification provisions otherwise required by this Section 5.9.

             (b) For six (6) years after the Effective Time, the Surviving Corporation (and any successor corporation) shall indemnify, defend and hold harmless to the fullest extent permitted under Delaware law the present and former officers and directors of the Company (each an "Indemnified Party")
                                                       -----------------
against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation)) (a "Claim") in connection with any claim, suit, action, proceeding
                  -----
or investigation that is, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective

Time (including the transactions contemplated by this Agreement) (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL).

             (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party after the Effective Time (i) the Indemnified Parties may retain the Surviving Corporation's regularly engaged independent legal counsel or other independent legal counsel satisfactory to them, provided that such other counsel shall be reasonably acceptable to the Surviving Corporation and (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.9 upon learning of any such Claim shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 5.9, except to the extent such failure materially prejudices the Surviving Corporation's position with respect to such claim), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), an actual conflict between the interests of any two or more Indemnified Parties, in which event such additional counsel as may be required may be retained by the Indemnified Parties.

             (d) For a period of six (6) years after the Effective Time, Parent, shall, or shall cause the Surviving Corporation to, maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) to the extent that it provides coverage for events occurring on or prior to the Effective Time, on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to the terms now applicable to them under the Company's current policies; provided, however, that if the
                                           --------  -------
aggregate annual premiums for such insurance at any time during such period shall exceed one hundred fifty percent (150%) of the per annum rate of premium currently paid by the Company for such insurance on the date of this Agreement, which amount is set forth in Schedule 5.9(d), then Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to one hundred fifty percent (150%) of such rate.

             (e) Each Indemnified Party shall have rights as a third party beneficiary under this Section 5.9 as separate contractual rights for his or her benefit and such right shall be enforceable by such Indemnified Party, its heirs and personal representatives.

             (f) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, and shall be binding on all successors and assigns of the Surviving Corporation.

          Section 5.10  Resignations.  At or prior to the Effective Time, the
                        ------------
Company shall obtain the resignations as of the Effective Time of each director of the Company (other than Parent's designees elected or appointed pursuant to Section 1.3) and, if so requested by Parent, of any director of any of Subsidiary of the Company.

          Section 5.11  Interim Directors.  Pursuant to Section 1.3(b) hereof,
                        -----------------
the Company shall take all action necessary to cause a sufficient number of its current directors to continue as Independent Directors of the Company until the Effective Time.

          Section 5.12  Employee Benefits.  For two (2) years following the
                        -----------------
Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide to employees of the Surviving Corporation or any of its Subsidiaries (as applicable) who were employees of the Company or any of its Subsidiaries (as applicable) immediately before the Effective Time and who remain employed by the Surviving Corporation or any of its Subsidiaries after the Effective Time ("Affected Employees") compensation (including base and
                     ------------------
variable pay) no less than the compensation provided by the Company and its Subsidiaries immediately before the Effective Time and benefits (including the Company's current severance policy) that are substantially comparable in the aggregate to the benefits provided by the Company and its Subsidiaries to the Affected Employees immediately before the Effective Time. For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits under any employee benefit plan, program, or arrangement of the Surviving Corporation or its Subsidiaries, Parent shall cause each Affected Employee to be credited as of the Effective Time with the service credited to the Affected Employee for such respective purposes immediately before the Effective Time under the employee benefit plans, programs or arrangements maintained by the

Company and its Subsidiaries (subject, in the case of defined benefit arrangements, to offsets for previously accrued benefits and no duplication of benefits). For the year in which the Effective Time occurs, Parent shall cause each Affected Employee to be credited under the employee welfare benefit plans maintained by the Surviving Corporation or its Subsidiaries with all deductible payments and co-payments and payments toward out-of-pocket maximums credited to the Affected Employee under the employee welfare benefit plans of the Company and its Subsidiaries immediately before the Effective Time.


                                   ARTICLE VI

                                   CONDITIONS

          Section 6.1  Conditions to Each Party's Obligation To Effect the
                       ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

             (a)  Stockholder Approval. This Agreement and the Merger shall have
                  --------------------
been approved and adopted by the requisite vote of the holders of Company Common Stock, if required by applicable law, in order to consummate the Merger;

             (b)  Statutes; Consents. No statute, rule, order, decree,
                  ------------------
regulation, executive order, ruling or temporary or permanent injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which, as of the Closing Date, prohibits the consummation of the Merger or otherwise materially limits or restricts ownership or operation of the business of the Surviving Corporation and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the Transactions shall have been obtained and shall be in effect at the Effective Time and shall not materially limit or restrict ownership or the operation of the business of the Surviving Corporation;

             (c)  Purchase of Shares in Offer.  Parent, the Purchaser or their
                  ---------------------------
affiliates shall have purchased shares of Company Common Stock pursuant to the Offer.

                                  ARTICLE VII

                                  TERMINATION

          Section 7.1  Termination.  Anything herein or elsewhere to the
                       -----------
contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

             (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

             (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

                      (i) if Shares shall not have been purchased pursuant to the Offer on or prior to December 31, 2000; provided, however, that the right to
                                            --------  -------
terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Purchaser to purchase Shares pursuant to the Offer on or prior to such date; or

                      (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

                      (iii) if, as the result of any failure of any of the conditions set forth in Annex A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Purchaser having accepted for payment any shares of Company Common Stock pursuant to the Offer.

             (c)  By the Board of Directors of the Company:

                      (i) if, prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior

Proposal; provided that the Company has complied with the proviso to the last sentence of Section 5.5 hereof, and further provided that, in the event that the Company terminates this Agreement pursuant to this Section 7.1(c)(i), the Company shall pay to Parent the Termination Fee (as defined in Section 8.1(b) hereof), if such payment is required by, and pursuant to the terms of, Section 8.1(b) hereof; and further provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of this Agreement;

                      (ii) if, prior to the purchase of Shares pursuant to the Offer, Parent or the Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect, which breach cannot be or has not been cured within thirty (30) days (the "Cure Period") after the giving of written notice (a "Notice of Parent Beach") by the Company to Parent or Purchaser, as applicable; or

                      (iii) if Parent or the Purchaser shall have failed to commence the Offer on or prior to ten (10) business days following the date of this Agreement; or if Parent or the Purchaser, as the case may be, shall have terminated the Offer; or the Offer shall have expired, without Parent or the Purchaser, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement.

             (d)  By the Board of Directors of Parent:

                      (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto as of the expected initial scheduled expiration date of the Offer, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to ten (10) business days following the date of the initial public announcement of the Offer; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or the Purchaser is in material breach of this Agreement; or

                      (iii) if prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed, or publicly proposes to withdraw, modify or change, in a manner adverse to Parent or the Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended, or publicly proposes to recommend, an Acquisition Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of the Company, or a merger, consolidation or other business combination with a person or entity other than Parent, the Purchaser or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(ii) if Parent or the Purchaser is in material breach of this Agreement; or

                      (iii) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (x) would give rise to the failure of a condition set forth in paragraph (d) or (e) of Annex A hereto and
(y) cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company.

          Section 7.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement as provided in Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, except for the second sentence of Section 1.2(c), the second sentence of Section 5.3 and all of Article VIII, each of which shall survive such termination, and there shall be no liability on the part of the Parent, the Purchaser or the Company except (a) for fraud or for willful breach of this Agreement and (b) as set forth in this Section 7.2 and
Section 8.1. Notwithstanding anything to the contrary in this Section 7.2, in the event that the Termination Fee is paid to Parent pursuant to Section 8.1 hereof, such Termination Fee shall be Parent's and Purchaser's exclusive remedy hereunder.


                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 8.1  Fees and Expenses.  (a)  Except as contemplated by this
                       -----------------
Agreement, including Section 8.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

             (b) If (w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof (provided that the termination of this Agreement by the Board of Directors of the Company pursuant to Section 7.1(c) hereof shall not be a Trigger Event (as defined below) if (I) following a material breach of this Agreement by Parent or Purchaser, as the case may be, the Company has delivered a Notice of Parent Breach, and (II) after the Cure Period, the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof), (x) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii) hereof,
(y)(I) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(c)(iii) and prior thereto there shall have been publicly announced and not withdrawn another Acquisition Proposal or (II) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(d)(iii) due to a failure to satisfy the Minimum Condition or the conditions contained in paragraphs (h) or (i) of Annex A hereto and such failure is attributable to there having been publicly announced and not withdrawn another Acquisition Proposal, or (z) after the Cure Period, the Board of Directors of Parent shall, due to a material breach by the Company of any covenant or agreement contained in this Agreement terminate this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii) hereof and, in the case of each of clause (x), (y) and (z), within one hundred eighty (180) days of such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (regardless of the timing of consummation of such Acquisition Proposal) or an Acquisition Proposal shall have been otherwise consummated, then in any such case as described in clause (w),
(x), (y) or (z) (each such case of termination being referred to as a "Trigger
                                                                       -------
Event"), the Company shall pay to Parent (not later than four (4) business days
-----
after such Trigger Event, or, in the case of the circumstances described in clause (x), (y) or (z), not later than simultaneously with the consummation of the merger, business combination, tender offer, exchange offer, sale of all or substantially all of its business, assets, capital stock or debt securities or similar transactions set forth in such Acquisition Proposal) an amount equal to $3,500,000, plus the reasonable out-of-pocket fees and expenses of Parent and Purchaser directly related to this Agreement and the transactions contemplated hereby, such amounts not to exceed, in the aggregate, $5,000,000 (the "Termination Fee").
 ---------------

          Section 8.2  Amendment and Modification.  Subject to applicable law,
                       ---------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(b) hereof), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the
                                              --------  -------
approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall (i) reduce or change the Merger Consideration or (ii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

          Section 8.3  Nonsurvival of Representations and Warranties.  Except as
                       ---------------------------------------------
provided in this Section 8.3, none of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties hereto (including any rights arising out of any breach of any representation or warranty) which by its terms contemplates performance after the Effective Time.

          Section 8.4  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to Parent or the Purchaser, to:

                 GN Great Nordic Ltd.
                 Kongens Nytorv 26
                 DK-1016 Copenhagen K
                 Denmark
                 Attention:  Mr. Jens Ole Legart
                 Telephone:  011-45-72-11-1880
                 Facsimile:  011-45-72-11-1849
                 with a copy to:

                 Davis Polk & Wardwell
                 450 Lexington Avenue
                 New York, New York  10017
                 Attention:  John A. Bick, Esq.
                 Telephone:  212-450-4000
                 Facsimile:  212-450-4800

             (b) if to the Company, to:

                 Hello Direct, Inc.
                 5893 Rue Ferrari
                 San Jose, California 95138
                 Attention:  Dean Witter III
                 Telephone:  (408) 363-6158
                 Facsimile:  (408) 363-5090

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 525 University Avenue, Suite 220
                 Palo Alto, California  94301
                 Attention:  Gregory C. Smith, Esq.
                 Telephone:  650-470-4500
                 Facsimile:  650-470-4570

          Section 8.5  Interpretation.  When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act. The term "knowledge" means, with respect to the Company and/or any Subsidiary of the

Company, actual knowledge of the officers and managerial personnel thereof after undertaking reasonable inquiry.

          Section 8.6  Waivers.  Except as otherwise provided in this Agreement,
                       -------
any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 8.7  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 8.8  Entire Agreement; No Third Party Beneficiaries.  This
                       ----------------------------------------------
Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.9 hereof is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.9  Severability.  If any term, provision, covenant or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 8.10  Governing Law.  This Agreement shall be governed and
                        -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 8.11  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that Parent shall guarantee the performance of any such Subsidiary under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 8.12  Headings.  The Article, Section and paragraph headings
                        --------
herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          Section 8.13  Specific Performance.  Each of the parties hereto
                        --------------------
acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                  HELLO DIRECT, INC.



                                  By: /s/ E. Alexander Glover
                                     -------------------------------------------
                                  Name:   E. Alexander Glover
                                       -----------------------------------------
                                  Title:  President and Chief Executive Officer
                                        ----------------------------------------


                                  GN GREAT NORDIC LTD.


                                  By: /s/ Jorgen Lindegaard
                                     -------------------------------------------
                                  Name:  Jorgen Lindegaard
                                       -----------------------------------------
                                  Title:  President and Chief Executive Officer
                                        ----------------------------------------

                                  By: /s/ Jorn Kildegaard
                                     -------------------------------------------
                                  Name:  Jorn Kildegaard
                                       -----------------------------------------
                                  Title:  Executive Vice President
                                        ----------------------------------------


                                  GN ACQUISITION CORPORATION


                                  By: /s/ Niels B. Christiansen
                                     -------------------------------------------
                                  Name:  Niels B. Christiansen
                                       -----------------------------------------
                                  Title:  President
                                        ----------------------------------------

                                                                         ANNEX A
                                                                         -------


                         CONDITIONS TO THE TENDER OFFER
                         ------------------------------

          Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act or any foreign antitrust, investment or competition law or regulation has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and before the time of payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser to have occurred:

             (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or rendering the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

             (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the

Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act or any foreign antitrust, investment or competition law or regulation, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

             (c) there shall have occurred and continue to exist (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions) or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

             (d) any of the representations and warranties of the Company set forth in this Agreement, when read without any exception or qualification as to materiality or Company Material Adverse Effect, shall not be true and correct, as if such representations and warranties were made at the time of such determination (except as to any such representation and warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect;

             (e) the Company shall have breached or failed to perform any material obligation or to comply with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

             (f) there shall have occurred any events or changes which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Company Material Adverse Effect;

             (g) the Merger Agreement shall have been terminated in accordance with its terms;

             (h) (i) it shall have been publicly disclosed or Parent or the Purchaser shall have otherwise learned that any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of any class or series of capital stock of the Company (including the Shares) (or any person beneficially owning fifteen percent (15%) or more of any class or series of capital stock of the Company (including the Shares) on the date of the Agreement shall increase such person's beneficial ownership by one percent (1%) or more in excess of such beneficial ownership as reported in an SEC filing publicly filed prior to the date of this Agreement), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of fifteen percent (15%) or more of any class or series of capital stock of the Company (including the Shares); or (ii) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company; or

                      (i) the Company's Board of Directors or any committee thereof (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) shall have recommended another proposal or offer, (iii) shall have resolved to do any of the foregoing or (iv) shall have taken a neutral position or made no recommendation, unless the Company's Board of Directors determines in good faith, after consultation with outside counsel, that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law, with respect to another proposal or offer (other than by Parent or the Purchaser) after a reasonable amount of time (and in no event more than ten (10) business days following receipt thereof) has elapsed for the Company's Board of Directors or any committee thereof to review and make a recommendation with respect thereto;

which in the sole judgment of Parent or the Purchaser, in any such case, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

          The foregoing conditions are for the sole benefit of the Purchaser and Parent and may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.